VolitionRx Limited Announces Third Quarter 2018 Financial Results and Business Update

ISNES, Belgium, November 7, 2018 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the quarter ended September 30, 2018. Volition management will host a conference call to discuss these results and provide a further business update tomorrow, November 8, at 8:30 AM U.S. Eastern Time.

Cameron Reynolds, President and Chief Executive Officer of Volition, said, “We have had numerous highlights this quarter, with good progress being made on many fronts demonstrating the diverse nature of our platform technology. From a financial perspective I am delighted that we have strengthened the balance sheet in three ways: most importantly with completion of a private placement (PIPE) of shares of common stock and a warrant with an existing accredited investor resulting in gross proceeds of $9 million (excluding any proceeds from the exercise of the warrant); securing an additional $700,000 in non-dilutive funding from the Walloon Regional Government; and most recently, the exercise of outstanding warrants that provided approximately $717,000 in additional funds to the Company.”

Mr. Reynolds commented, “The first Research Use Only kit was launched in August and we expect to add to the range of kits by the end of 2018. I am delighted to announce that these kits have been sold to several research groups and companies already, affording Volition its first potential revenue from the Nu.QTM platform.  Our research and development team in Belgium are hard at work on the significant task of turning our assays into robust products that can be used worldwide. This development work will be key to our future success and is now very much bearing fruit. We are also fortunate to be working with institutions and individuals who have world-renowned reputations. We were delighted to welcome Professor Han-Mo Chiu of National Taiwan University, Principal Investigator of our Pan-Asian colorectal cancer studies, to our facility in Belgium this quarter.”

Third Quarter 2018 and Recent Company Highlights

•Released encouraging preliminary data from a prospective, multi-centered Proof of Concept Study into the utility of Volition’s Nu.Q™ assays to diagnose men with high-grade prostate cancers. At 88% specificity, the Volition assays (including PSA) identified 94% of high-grade prostate cancers that require treatment.

•Signed agreements to conduct two large-scale colorectal cancer research studies across the Asia Pacific region in collaboration with the National Taiwan University.

oThe first study will comprise 5,000 asymptomatic colorectal cancer screening subjects and the second trial will include up to 2,000 symptomatic colorectal cancer patients.

oThese studies are being conducted to test and validate Volition’s proprietary Nu.Q™ platform for the detection and diagnosis of colorectal cancer for marketing, rather than for regulatory purposes.

oThe studies will cost approximately $2.55 million payable over three years and should assist product development in Asia in 2019.

•Launched and achieved sales of the Nu.Q™ Total assay kit, the first of our range of Research Use Only kits through our exclusive global distributor, Active Motif. We expect to add further products for Research Use Only during the balance of 2018, building through next year and beyond.

•Commenced work on the Bonn27 study: this 4,500-patient cohort has been collected by the University of Bonn, Germany and includes patients with 27 of the most prevalent cancers.

•Started proof of concept work in one of our non-cancer disease areas, namely: endometriosis. This study is in collaboration with the University of Oxford which has completed a collection of 350 patient samples over the last three years.

•Expanded our Nu.QTM trials into veterinary diagnostics following very encouraging preliminary results from initial proof of concept studies in dogs and more recently horses. We announced a pilot study collaboration with Texas A&M College of Veterinary Medicine & Biomedical Sciences as a first step toward developing a product commercialization strategy.

Professor Chiu from National Taiwan University visits the Volition Facility:

https://volitionrx.com/news/video-gallery

2018 Third Quarter Results & Business Update:

https://volitionrx.com/news/video-gallery

Third Quarter 2018 and Other Financial Results

For the three months ended September 30, 2018, Volition reported a net loss of $4.48 million, or $0.14 per share. This compares to a net loss of $3.89 million, or $0.15 per share in the third quarter of 2017.

Cash and cash equivalents as of September 30, 2018 totaled $16.4 million compared to $10.1 million at December 31, 2017.

As previously announced, in July 2018 we secured approximately $700,000 in non-dilutive funding from the Walloon Regional Government. In August 2018 we completed a private placement (PIPE) with an existing accredited investor of 5 million shares of common stock at a price of $1.80 per share. The PIPE also includes a warrant to purchase up to an additional 5 million shares of common stock at an exercise price of $3.00 per share payable in cash. The gross proceeds, before the deduction of offering expenses and the proceeds from any exercise of the warrant, amount to $9 million. These transactions significantly increased our cash position and strengthened our balance sheet. More recently, in October certain outstanding warrants were exercised providing an additional $717,000 in cash to Volition.

Our cash position could be further strengthened by the exercise of outstanding warrants with exercise prices in the range of $2.00-$3.00 per share that expire within the next 12 months (and which, if exercised, could provide up to an approximate additional aggregate of $18.7 million in cash to Volition). We believe that the above, plus any additional non-dilutive funding that we are able to secure and revenue from the sales of our RUO kits, puts our balance sheet in a great position moving forward.

Upcoming Milestones

For the remainder of 2018 into 2019, Volition is targeting several important clinical and commercial milestones, including, among others:

•Receiving data on both the Triage and the frontline colorectal cancer screening products.

•Securing an additional mid-size U.S. colorectal cancer study to support the U.S. regulatory strategy.

•Further strengthening our intellectual property rights by obtaining additional key patents in several countries, including in the United States.

•Securing large prostate trial(s) and announcing a development pathway to commercialization of products for such indication.

•Further developing our veterinary product strategy in conjunction with receiving data from trials involving the three most prevalent dog cancers.

•Increasing revenue from the sales of our extended range of Research Use Only kits.

•Receiving preliminary “proof of concept” data on the validity of our Nu.Q™ technology platform from trials including the Bonn27 study and the endometriosis study.

Conference Call

Volition will host a conference call tomorrow, November 8, at 8:30 AM U.S. Eastern Time, to discuss its financial and operating results for the third quarter of 2018 and to provide an update on recent developments. To participate in the call, please dial 1-855-327-6837 (toll-free) in the U.S., 0808-101-2791 (toll-free) in the U.K., and 1-631-891-4304 (toll) internationally. The conference ID is 10005816.

A live audio webcast of the conference call will also be available via link from the investor relations page of Volition's corporate website at http://ir.volitionrx.com/.

The call will be hosted by Cameron Reynolds, President and Chief Executive Officer, along with David Vanston, Chief Financial Officer and Scott Powell, Executive Vice President.

About Volition

Volition is a multi-national life sciences company focused on developing simple, easy to use, cost effective blood tests designed to help diagnose a range of cancers.  The tests are based on the technology platform of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present.

As cancer screening programs become more widespread, Volition’s products aim to help to diagnose a range of cancers quickly, simply, accurately and cost effectively.  Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life.

Volition intends to expand the application of its technology beyond cancer by exploring other disease applications.  The company’s research and development activities are currently centered in Belgium, with additional offices in London, Texas and Singapore, as it focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition's website https://volitionrx.com/ or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media/Investor Contacts

Louise Day, Chief Marketing & Communications Officer

mediarelations@volitionrx.com

+44 (0)7557 774620

Scott Powell, Executive Vice President, Investor Relations

investorrelations@volitionrx.com

+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of Volition’s bodily-fluid-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and/or other disease applications. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.QTM and Hypergenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.